Exhibit 99.2

 Town Hall Meeting  August 18, 2023  CONFIDENTIAL / INTERNAL USE ONLY  Rev072723BOD

 CONFIDENTIAL | 1  Legal Disclosure  Additional Information about the Transaction and Where to Find It  The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Bruker Corporation, a Delaware corporation (“Parent”), and Bird Mergersub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) will file a tender offer statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and PhenomeX Inc., a Delaware corporation (the “Company”) will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC.  Investors and Company security holders are strongly advised to read the tender offer statement (including the offer to purchase, letter of transmittal and related tender offer documents) that will be filed by Parent and Merger Sub with the SEC and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by the Company with the SEC, in their entirety when they become available, because they will contain important information, including the terms and conditions of the offer.  Once filed, these documents will be available at no charge on the SEC’s website at www.sec.gov or from the information agent that will be named in the tender offer materials. In addition, a copy of the tender offer statement and other related documents filed with or furnished to the SEC by Parent or Merger Sub may be obtained free of charge on Parent’s website at ir.bruker.com, and a copy of the solicitation/recommendation statement and other related documents filed with or furnished to the SEC may be obtained free of charge on the Company’s website at investors.phenomex.com.  Cautionary Note Regarding Forward-Looking Statements  This communication contains “forward-looking statements” regarding the potential acquisition of the Company.  All statements, other than statements of historical facts, including statements concerning the Company’s plans, objectives, goals, beliefs, strategy and strategic objectives, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential” “predict,” “project,” “seek,” “should,” “strategy,” “target,” or “will” or the negatives of these terms or variations of them or similar terminology.  Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those currently anticipated due to a number of risks and uncertainties.  Risks and uncertainties include, but are not limited to: the risk that the closing conditions for the proposed transaction will not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in accordance with the proposed transaction; uncertainty as to the percentage of Company stockholders that will support the proposed transaction and tender their shares in the offer; the risk of stockholder litigation relating to the proposed transaction, including resulting expense or delay; the possibility that the proposed transaction will not be completed in the expected timeframe or at all; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel and to maintain relationships with customers, vendors, employees, stockholders and other business partners and on its operating results and business generally.  A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including in the sections captioned “SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS” and “Item 1A. Risk Factors,” and in the Company’s subsequent Quarterly Reports on Form 10-Q, and other filings with the SEC. Copies of these filings are available online at www.sec.gov or investors.phenomex.com.

 Acquisition Announcement Overview  Conclusion of Strategic Alternatives Process  Announcement:  Bruker Corporation and PhenomeX Inc. Announce Definitive Agreement for Bruker to Acquire PhenomeX in All- Cash Transaction  Bruker to acquire PhenomeX for $1.00 per share in an all-cash transaction.  The proposed acquisition values PhenomeX at a total equity value of approximately $108 million, or an approximately 150% premium from 8/16/23 stock price close.  Strategic Rationale:  The acquisition is a result of the strategic alternatives process conducted by the Board of Directors, with the support of management and legal and financial advisors, which was focused on addressing capital requirements and maximizing stockholder value  Acquisition initiates Bruker’s entry into functional single-cell biology research solutions  The transaction demonstrates the importance of our technology platforms and the need for increased capital to expand and grow our business.  Together, as part of a large, global and financially strong organization, we will be well positioned to continue bringing our optofluidic and proteomics technology to the market and support our customers, while developing new, innovative products to market faster than we could achieve on a standalone basis.  CONFIDENTIAL | 2

 CONFIDENTIAL | 3  What This Means for You  Business as Usual  Transaction expected to close in early Q4 2023  Until that time, we will continue to operate as separate companies – our important work continues  While there is always impact on people, any planned changes will be shared as soon as possible with care, due process and respect; at this time, there are no changes to organization or roles until closing  A dedicated team will be put in place to focus on the closing of the transaction; the best thing for us to do is remain focused on delivering for our customers

 CONFIDENTIAL | 4  What This Means To You  PhenomeX HR will host small employee group meetings, starting next week  Purpose of these meetings:  Communicate employee-related matters in a clear and transparent way  Opportunity to ask more specific situation type of questions  We are working diligently on getting you the answers to your questions; in the meantime, we will share what we do know  Employment-related matters to be addressed in employee meetings next week:  Compensation  Benefits  Equity

 Bruker Corporation Overview

 BRUKER  Bruker at a Glance  Business Segments  NANO Group  31%  BEST Group  9%  CALID Group  32%  BioSpin Group  28%  +1,400  Employees dedicated to R&D  ~$2.5 bn  FY 2022 Revenue  +8,500  Employees  +9%  of Revenue R&D Investments  36%  Geographical Mix  34%  30%

BRUKER

Premier Provider of High-Performance Scientific Instruments, and Life Science Research & Diagnostic Solutions

Differentiated. Innovative. Entrepreneurial.

Since 1960 track record of technological pioneering

Culture of disciplined entrepreneurialism

Operational excellence through Bruker Management Process

Extensive collaborations with renowned science labs

Deep chemistry, biology & physics applications expertise



Prof. Günther Laukien



Bruker Physik AG's first operational facility, Karlsruhe



Bruker Corporation Headquarters, Billerica, US



1962: NMR laboratory with KIS1



1980: MM1, the first mobile detection system



D8 ADVANCE, X-ray powder diffraction instrument launched in 1997

BRUKER

Bruker's Key Technologies Enabling Improved Quality of Life

NMR and EPR Spectroscopy



Preclinical Imaging: MRI, MPI, PET/MR, microCT



MALDI BioTyper for Microbiology



Mass Spec Imaging, MALDI-TOF and MRMS



Atomic Force Microscopy (AFM)



Spatial Biology





FT-IR/NIR, FT-NIR and Raman Spectroscopy & Microscopy



Mobile GC/MS; Ion Mobility and passive FT-IR Spectrometry; Radiological Detection



X-Ray Diffraction (XRD) and Crystallography



Next-Gen AAFM and X-ray Semicon Metrology



Superconductors and 'Big Science' Technologies



Vendor Agnostic Software

Next Steps

 CONFIDENTIAL | 10  Confidentiality Reminder  Integration planning  Integration execution  DEFINITIVE AGREEMENT SIGNED  8/17/23  ACQUISITION EXPECTED TO BE COMPLETED IN  Early Q4’23  Until the transaction closes, PhenomeX is operating as an independent, publicly traded company  All work associated with the transaction is CONFIDENTIAL.  Integration planning work must not be shared outside of the integration team  We will name a PhenomeX integration planning leader who will coordinate communications to both organizations as needed throughout the process.